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                           [FAEGRE & BENSON LETTERHEAD]



                                February 2, 1996


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


         Re:  BUFFETS, INC.


Ladies and Gentlemen:


    On behalf of Buffets, Inc., a Minnesota corporation (the "Company"), there is hereby transmitted for filing, pursuant to the Electronic Data Gathering Analysis and Retrieval ("EDGAR") system (and in accordance with Rule 101(a)(l)(i) of Regulation S-T under the Securities Act of 1933, as amended (the "Act"), relating to EDGAR), a Registration Statement, on Form S-3 (the "Registration Statement"), of the Company for registration under the Act of up to 92,991 shares of Common Stock, $.01 par value per share, of the Company.

    The Company has arranged to have funds in the amount of $437 wired today to the Commission's account at the Mellon Bank in payment of the registration fee.

    Please advise as soon as possible concerning the decision of the Commission's staff with respect to review of the Registration Statement so that the Company may plan accordingly.

    The Company intends to make its request for acceleration of the effective date of the Registration Statement orally, pursuant to Rule 461(a) under the Act. The Company is aware of its obligations under the Act in this regard.

    The originals of all written communications relating to the Registration Statement should be sent to the agent for service, Roe H. Hatlen, Chairman, Buffets, Inc., 10260 Viking Drive, Suite 100, Eden Prairie, Minnesota 55344. Please send copies of all communications to the undersigned, Faegre & Benson Professional Limited Liability Partnership, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901.

    Please direct any inquires to the undersigned at (612) 336-3288.


                                       Very truly yours,




                                       Douglas P. Long

DPL:lll

cc: Mr. Roe H. Hatlen
    Mr. Clark C. Grant
    Mr. H. Thomas Mitchell
    M. Brian Heurlind